EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China New Borun Corporation

Bohai Industrial Park, Yangkou Town

Shouguang, Shandong 262715

People’s Republic of China

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 (File No. 333-166312) of China New Borun Corporation and its subsidiaries (the “Company”) of our report dated April 24, 2013, relating to the consolidated financial statements of the Company, which appears in this Form 20-F for the year ended December 31, 2012.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

April 24, 2013